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                                                                    Exhibit 10.9


                              CONSULTANT AGREEMENT

         This CONSULTANT AGREEMENT (this "Agreement"), effective as of December 31, 2001, is made and entered into as of this 31st day of December, 2001, by and among HAWK CORPORATION, a Delaware corporation ("Hawk"), Friction Products Co., an Ohio corporation (together with Hawk, the "Company") and NORMAN C. HARBERT (the "Consultant").

                                    RECITALS

         A. Consultant is Senior Chairman of the Board of Directors of the Company;

         B. Consultant and the Company are parties to an amended and restated employment agreement dated as of the date hereof (the "Employment Agreement");

         C. The Company wants to ensure that Consultant will continue to provide consultant services to the Company after the expiration of the employment period provided for in the Employment Agreement;

         D. Throughout and following the period that the Consultant serves as a consultant to the Company, the Company wants Consultant to continue to protect Confidential Information (as defined in the Employment Agreement) and not to use his knowledge and experience during the Restricted Period (as hereinafter defined) to assist a competitor of the Company's business; and

         E. The Company and Consultant desire to make provision for the payments and benefits that Consultant will be entitled to receive from the Company in consideration for Consultant's obligations and actions under this Agreement;

         NOW THEREFORE, in consideration of the premises and the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Company and Executive agree as follows:


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         1. CONSULTING SERVICES. The Company hereby retains the Consultant to provide consulting services as may be requested by the Company, which services shall include by way of illustration, but not by way of limitation, (a) operation, production and management advice regarding, and assistance for, all of the Company or its affiliates' manufacturing facilities, (b) advice and participation in the negotiations with respect to acquisitions or divestitures that the Company or its affiliates may from time to time consider, (c) advice and participation in the negotiation of contracts, agreements, joint ventures and other commitments which may have a material effect on the business, financial condition and affairs, properties, assets, obligations, and operation of the Company; (d) advice regarding the formulation of the annual budget and business plan of the Company; (e) advice regarding the issuance by the Company of any equity securities and (f) advice regarding the refinancing of any of the Company's debt obligations or the incurrence of any additional debt by the Company.

         2. TERM OF AGREEMENT. This Agreement will begin on the earlier of June 30, 2007 or the termination of the Employment Agreement pursuant to Section 8(b) thereof and terminate on June 30, 2012; provided that if the term of this Agreement commences at any time prior to June 30, 2005, this Agreement shall terminate on the day that is five years after the commencement date, unless terminated sooner in accordance with the provisions of this Agreement.

         3. COMPENSATION. The Consultant shall retain the office he is presently housed in or its equivalent and Consultant shall be compensated for all work and services performed under this Agreement, and reimbursed for all reasonable and necessary expenses incurred in the performance of this Agreement, as follows:

         (a) Consultant will be paid (i) sixty percent (60%) of Consultant's average annual Base Wages (as such term is defined in the Employment Agreement) (exclusive of any reduction for


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Defined Benefit Payments as such term is defined in the Employment Agreement)
for the previous three consecutive years of employment with the Company immediately preceding the commencement date of this Agreement, less applicable withholding taxes, payable not less frequently than semi-monthly ("Consultant Payments") and (ii) annual bonus payments equal to sixty percent (60%) of the Consultant's average annual bonus payment for the previous three consecutive years of employment with the Company immediately preceding the commencement date of this Agreement (as such bonus is determined in accordance with Section 2(c) of the Employment Agreement), less applicable withholding taxes ("Bonus Continuation Payments"); provided that the Consultant Payments and Bonus Continuation Payments shall be reduced by the amount of any payments made to the Consultant or his spouse under any non-contributory defined benefit plan maintained by the Company; and

         (b) The Company will reimburse the Consultant for all reasonable and necessary expenses actually incurred by Consultant for travel, telephone calls, and other related expenses in the performance of this Agreement upon presentation of acceptable documentation for expenses in excess of $25.

         4. PERFORMANCE STANDARD. The Consultant shall perform all consulting services provided hereunder to the satisfaction of the Company as reasonably requested by Company. Consultant's contact at the Company shall be Ronald E. Weinberg, Chief Executive Officer of the Company, or his successor or successors, at the address set out in Paragraph 13, Notices.

         5. PERFORMANCE SCHEDULE. The Consultant shall be free at all times to arrange the time and manner of performance of the consulting services and will not be expected to maintain a schedule of duties or assignments except as needed to meet deadlines or schedules established by


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the Company. The Consultant will work as he may so independently decide. The
Company shall specify milestones, meeting and conference schedules, and due date for deliverables.

         6. DELEGATION AND ASSIGNMENT. The Consultant recognizes that the Company's primary reason for entering into this Agreement is to benefit from his personal services and that he is central to the performance of this Agreement. The Consultant recognizes the important responsibility this places on him and will seek to ensure that those services are provided in complete fulfillment of this Agreement. The Consultant may not assign, subcontract or delegate the performance of the consulting services or other duties under this Agreement without the prior written consent of the Company, which consent may be withheld in the Company's sole and absolute discretion.

         7. AVAILABILITY. The Consultant will be available on reasonable notice at all times and will provide up-to-date information regarding his address, telephone number, and other means of contacting him.

         8. INDEPENDENT CONTRACTOR. Both the Company and the Consultant agree that the Consultant will act as an independent contractor with respect to the Company in the performance of the Consulting Services and all other duties under this Agreement. Accordingly, except as otherwise provided, the Consultant acknowledges that he will not be eligible for any benefits provided by the Company to its employees. Except as otherwise provided, the Consultant shall be solely responsible for arranging withholding and payment of all taxes arising out of the Consultant's activities in accordance with this Agreement, including without limitation, federal and state income taxes, social security taxes, unemployment insurance taxes, and any other taxes or business license fees related to the Consultant's business. Moreover, the Consultant agrees to obtain all necessary insurance coverage, including, without limitation, liability, worker's compensation and state


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disability insurance. The Consultant shall not represent directly or indirectly that he is an agent or legal representative of the Company, nor shall the Consultant incur any liabilities or obligations of any kind in the name of or on behalf of the Company except as specifically authorized in writing by the Company. The Consultant shall comply with all applicable federal, state, and local laws, ordinances and regulations.

         9. NON-COMPETITION AND CONFIDENTIAL INFORMATION. The provisions of Sections 9, 10, 11, 12, 13 and 18 of the Employment Agreement shall continue to apply during the term of this Agreement; provided that the Restricted Period (as defined in the Employment Agreement) shall expire two years after the date of the termination of this Agreement.

         10. CONFLICTS OF INTEREST. The Consultant agrees to refrain from accepting or conducting assignments from any person, firm or company during the term of this Agreement which would conflict with or impair any of this Agreement. The Consultant agrees promptly to disclose to the Company any business relationship or other matter that may raise a question concerning a conflict of interest. Should any such conflict arise, in the reasonable determination of the Company, this Agreement may be terminated by the Company without notice or further obligation, except that the Consultant shall be paid, in accordance with this Agreement; provided that prior to any such termination the Company must notify Consultant in writing of the conflict and provide Consultant with thirty (30) days to cure such conflict.

         11. DEFAULT. If either party fails to perform any material obligation under this Agreement or violates any material term or condition of this Agreement, and such failure or violation is not cured within ten (10) days following receipt of a default notice from the other party, then the other party shall have the right to terminate this Agreement upon written notice to the defaulting party.


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         12.  TERMINATION.

         (a) Without limiting the provisions of paragraphs 10 and 11, above, either party may terminate this Agreement at any time by delivering to the other party at least thirty (30) calendar days prior written notice of termination. In the case of termination by the Company pursuant to this paragraph or paragraphs 10 or 11, the Company shall pay the Consultant the Consultant Payments and Bonus Continuation Payments remaining for the duration of the Agreement and any expenses incurred by Consultant prior to the termination. The Consultant Payments and Bonus Continuation Payments shall continue to be made in accordance with the prior payments made to Employee hereunder or under the Employment Agreement. Notwithstanding the foregoing, termination shall not affect the Amended and Restated Wage Continuation Agreement of even date ("WCA"). The WCA shall remain in full force and effect until June 30, 2012, unless otherwise terminated by the terms of said WCA.

         (b) In addition, this Agreement shall terminate, and the Corporation shall have no further obligation hereunder in the event that:

             (i) The Consultant voluntarily terminates this Agreement or dies;

             (ii) The Consultant becomes mentally or physically disabled as such term is defined in the Employment Agreement; or

             (iii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes, by tender or exchange offer or otherwise, a beneficial owner, directly or indirectly, of stock of the Corporation representing fifty percent (50%) or more of the voting power of the Corporation's then outstanding stock, exclusive of the Series D Preferred


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                     Stock as a result of a transaction approved by vote
                     of the Corporation's Board of Directors prior to such transaction.

         13. ASSIGNMENT. This Agreement is a personal services contract and it is expressly agreed that the rights and interests of Consultant hereunder may not be sold, transferred, assigned, pledged or hypothecated.

         14. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and permitted successors and assigns.

         15. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         16. NOTICES. All notices, requests, demands or other communications hereunder shall be sent by registered or certified mail to:

                           The Company:   Board of Directors
                                          Hawk Corporation
                                          200 Public Square, Suite 30-5000
                                          Cleveland, Ohio   44114-2301

                           Copy to:       Byron S. Krantz, Esq.
                                          Kohrman Jackson & Krantz P.L.L.
                                          One Cleveland Center
                                          1375 East Ninth Street, 20th Floor
                                          Cleveland, Ohio   44114-1793

                           Consultant:    Norman C. Harbert
                                          P.O. Box 127
                                          Hiram, OH   44234


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         17. CAPTIONS. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any provision hereof.

         18. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

         19. SUBMISSION TO JURISDICTION. The Company may enforce any claim arising out of or relating to this Agreement, or arising from or related to the employment relationship existing in connection with this Agreement in any state or federal court having subject matter jurisdiction and located in Cleveland, Ohio. For the purpose of any action or proceeding instituted with respect to any such claim, Consultant hereby irrevocably submits to the jurisdiction of such courts and irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Consultant and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon him in any such suit, action or proceeding, and (ii) shall be taken and held to be valid personal service upon and personal delivery to him. Nothing herein contained shall affect the right of the Company to serve process in any other manner permitted by law or preclude the Company from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Consultant irrevocably waives, to the fullest extent permitted by law, any objection which he has or may have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Cleveland, Ohio, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         20. WAIVER OF BREACH. The waiver by either party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.



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         21. AMENDMENT. This Agreement may be amended only in a writing executed by both parties hereto.

         22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and this Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. No course of conduct or dealing between the parties shall be deemed to amend this Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the date first written above.

"COMPANY"                                      "CONSULTANT"

Hawk Corporation and Friction Products Co.

By: /s/ Ronald E. Weinberg                     By: /s/ Norman C. Harbert
    ------------------------------                 -----------------------------
        Ronald E. Weinberg                             Norman C. Harbert
Its:    Chief Executive Officer


Attested to:

By: /s/ Byron S. Krantz
    ------------------------------
        Byron S. Krantz
Its:    Secretary




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